UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 24, 2003

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10750 Columbia Pike, Silver Spring, Maryland	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (301) 592-5000

Item 7. Financial Statements and Exhibits.

(c) Exhibit 99.1 – Press Release issued by Choice Hotels International, Inc. dated November 24, 2003.

Item 9. Regulation FD Disclosure.

On November 21, 2003, Sunburst Hospitality Corporation delivered to Choice Hotels International, Inc. its irrevocable notice to redeem the 11.375% Series A Senior Subordinated Discount Note due 2008, with a principal amount of $41,318,000, issued by Sunburst to Choice on January 4, 2001. Choice expects to receive approximately $45 million, plus accrued interest of approximately $2 million, prior to the end of the year. On November 24, 2003, Choice issued a press release announcing the notice of redemption. A copy of the release is furnished herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2003	/s/ Joseph M. Squeri
(Joseph M. Squeri) Senior Vice President, Development and Chief Financial Officer